AGREEMENT AND PLAN OF SPLIT-OFF

     DATED AS OF JULY 1, 1997

     AMONG

     IATROS HEALTH NETWORK, INC.

     AND

     IHN/NEW HEALTH MANAGEMENT SYSTEMS, INC.

     AND

     ANDREA G. DAWKINS

     AND

     RONALD A. HALKO







                              TABLE OF CONTENTS

                                                                      Page


     ARTICLE I

     The Split-Off

SECTION 1.01.     The Split-Off                                           2
SECTION 1.02.     Closing                                                 2
SECTION 1.03.     Effective Time of the Split-Off                         2
SECTION 1.04.     Articles of Incorporation and Bylaws                    2
SECTION 1.05.     Directors                                               2
SECTION 1.06.     Officers                                                2
SECTION 1.07.     Assets and Liabilities of Sub                           2
SECTION 1.08.     Termination of Agreements                               3

     ARTICLE II

     Effects of the Split-Off

SECTION 2.01.     Effect on Capital Stock of the Constituent Corporations 4
SECTION 2.02.     Exchange of Certificates                                4

     ARTICLE III

     Representations and Warranties

SECTION 3.01.     Representations and Warranties of the Parent            4
SECTION 3.02.     Representations and Warranties of Dawkins and Halko     6

     ARTICLE IV

     Covenants Relating to Conduct of Business

SECTION 4.01.     Conduct of Business                                     8

     ARTICLE V

     Additional Agreements

SECTION 5.01.     Best Efforts                                            9
SECTION 5.02.     Access to Information                                  10
SECTION 5.03.     Legal Conditions to Split-Off                          10
SECTION 5.04.     Fees and Expenses                                      10
SECTION 5.05.     Indemnification                                        10
SECTION 5.06.     Public Announcements                                   11
SECTION 5.07.     Mutual Releases                                        11
SECTION 5.08.     Competition Among the Parties                          11
SECTION 5.09.     Cooperation Among the Parties                          11
SECTION 5.10.     Covenants by the Parent                                12
SECTION 5.11.     Release of the Parent                                  12
SECTION 5.12.                                                            12


     ARTICLE VI

     Conditions Precedent

SECTION 6.01.     Conditions to Obligations of the Parent                12
SECTION 6.02.     Conditions to Obligations of Dawkins and Halko         13
SECTION 6.03.     Frustration of Closing Conditions                      15

     ARTICLE VII

     Indemnification


SECTION 7.01.     Indemnification by Dawkins and Halko                   15
SECTION 7.02.     Indemnification by the Parent                          16
SECTION 7.03.     Notification of Claims                                 16

     ARTICLE VIII

     Termination, Amendment and Waiver

SECTION 8.01.     Termination                                            18
SECTION 8.02.     Effect of Termination                                  18
SECTION 8.03.     Amendment                                              19
SECTION 8.04.     Extension; Waiver                                      19

     ARTICLE IX

     General Provisions

SECTION 9.01.     Nonsurvival of Representations and Warranties          19
SECTION 9.02.     Notices                                                19
SECTION 9.03.     Interpretation                                         20
SECTION 9.04.     Counterparts                                           21
SECTION 9.05.     Entire Agreement; No Third Party Beneficiaries         21
SECTION 9.06.     Governing Law                                          21
SECTION 9.07.     Assignment; Binding Effect                             21
SECTION 9.08.     Enforcement                                            21

SECTION 9.09.     Further Assurances                                     22
SECTION 9.10.     Time of Essence                                        22
SECTION 9.11.     Reporting for Tax Purposes                             22
SECTION 9.12      Completion of Schedules                                22

SCHEDULES

Schedule 1.07(a)     -     Statement of Assets
Schedule 1.07(b)     -     Contracts of the Sub
Schedule 1.07(c)     -     Liabilities of the Sub
Schedule 1.08        -     Dawkins/Halko Agreements
Schedule 3.01(c)     -     Governmental Authorizations of the Sub
Schedule 3.01(d)     -     Non-Contravention of the Sub
Schedule 3.02(b)     -     Governmental Authorizations of Dawkins and Halko
Schedule 3.02(c)     -     Non-Contravention of Dawkins and Halko
Schedule 5.09        -     Financial Services and Ancillary Services
Schedule 5.11        -     List of Parent Guaranty Obligations

     EXHIBITS

Exhibit A          Mutual Release Agreement

                AGREEMENT AND PLAN OF SPLIT-OFF


THIS AGREEMENT AND PLAN OF SPLIT-OFF ("Agreement") dated as of July 1, 1997 among Iatros Health Network, Inc., a Delaware corporation (the "Parent"); IHN/New Health Management Systems, Inc., a Pennsylvania corporation (the "Sub"); Andrea G. Dawkins, an individual ("Dawkins"); and Ronald A. Halko, an individual ("Halko").

     Background

WHEREAS, the Parent owns one hundred percent (100%) of the issued and outstanding shares of common stock of the Sub consisting of two hundred (200) shares (the "Sub Shares") and Dawkins and Halko own (i) certain shares of the issued and outstanding common stock of the Parent and (ii) a twenty percent
(20%) phantom stock interest in the Sub; and

WHEREAS, the respective Boards of Directors of the Parent and the Sub have approved the Split-Off of the Sub from the Parent (the "Split-Off"), upon the terms and subject to the conditions set forth in this Agreement, whereby all of the Sub Shares will be transferred by the Parent to Dawkins and Halko in exchange for the transfer of an aggregate of one hundred (100) shares of the issued and outstanding common stock of the Parent (the "Parent Shares") by Dawkins and Halko to the Parent; and

WHEREAS, each of the Parent and the Sub will survive the Split-Off as an independent corporation; and

WHEREAS, the Parent, the Sub, Dawkins and Halko desire to make certain representations, warranties, covenants and agreements in connection with the Split-Off and also to prescribe various conditions to the Split-Off; and

WHEREAS, for federal income tax purposes, it is intended that the Split-Off shall qualify as a tax-free transaction under the provisions of Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

          ARTICLE I


SECTION 1.01. The Split-Off. Upon the terms and subject to the conditions set forth in this Agreement, the Sub shall split-off from the Parent at the Effective Time of the Split-Off (as defined in Section 1.03). Following the Effective Time of the Split-Off, the Parent and the Sub shall each have a separate corporate existence, and each shall continue as a surviving, independent corporation after the Split-Off.

SECTION 1.02.     Closing.  The closing of the Split-Off
(the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 6.01 and 6.02) shall be no later than the second business day after satisfaction of the conditions set forth in
Section 6.01, unless another date or place is agreed to in writing by the parties hereto. The parties shall use their best efforts to effect the Closing on or before August 20, 1997.

SECTION 1.03.     Effective Time of the Split-Off.  The
Split-Off shall be effective as of July 1, 1997, at 12:01 a.m.
(the date and time the Split-Off becomes effective being hereinafter referred to as the "Effective Time of the Split-
Off").

SECTION 1.04.     Articles of Incorporation and Bylawsof
Incorporation

(a) The Articles of Incorporation of the Sub as in effect immediately prior to the Effective Time of the Split-Off shall be the Articles of Incorporation of the Sub until thereafter changed or amended as provided therein or by applicable law.

(b) The Bylaws of the Sub as in effect at the Effective Time of the Split-Off shall be the Bylaws of the Sub until thereafter changed or amended as provided therein or by applicable law.

SECTION 1.05.     Directors.  The directors of the Sub at
the Effective Time of the Split-Off, other than Dawkins and Halko, shall resign as of the Effective Time of the Split-Off, and Dawkins and Halko shall be the sole directors of the Sub.

SECTION 1.06. Officers. The officers of the Sub at the Effective Time of the Split-Off, other than Dawkins and Halko, shall resign as of the Effective Time of the Split-Off, and Dawkins and Halko shall be the sole officers of the Sub.

     SECTION 1.07. Assets and Liabilities of SubError! Reference source not found.. At the Effective Time of the Split-Off, the Sub will be the sole owner of all of its usual and customary assets (whether real and immoveable, personal and moveable, or mixed and whether tangible or intangible), which are set forth on the Statement of Assets set forth on Schedule 1.07(a), including the nursing home contracts for the facilities Effective Time of the Split-Off, the Sub will be subject to and obligated for its usual and customary liabilities, which are set forth on the Statement of Liabilities set forth on Schedule 1.07(c). The assets and liabilities set forth in Schedules 1.07(a) and 1.07(c), respectively, shall be mutually agreed upon by Dawkins and Halko, on the one hand and the Parent, on the other hand, as of the Effective Date of the Split-Off. Notwithstanding anything in this Section 1.07 to the contrary, all intercompany assets and liabilities incurred in the ordinary course of business between the Sub and the Parent prior to the Effective Time of the Split-Off shall not be included in Schedules 1.07(a) and 1.07(c).

SECTION 1.08.     Termination of Agreements.. At the
Effective Time of the Split-Off, the Employment Agreements and the Phantom Stock Agreements among the Parent, the Sub, Dawkins and Halko, as set forth on Schedule 1.08 shall terminate and be of no further force and effect and Parent shall be excused from any further liability thereunder. At the Effective Time any and all salary guarantees and commitments of the Parent in connection with such agreements shall have been terminated.

     ARTICLE II

     Effects of the Split-Off ARTICLE II

SECTION 2.01.     Effect on Capital Stock of the Constituent
Corporation. As of the Effective Time of the Split-Off, by virtue of the Split-Off:

(a) Capital Stock of the Sub. Each issued and outstanding share of capital stock of the Sub shall continue to be issued and outstanding Common Stock, no par value, of the Sub.

(b) Capital Stock of the Parent. Each issued and outstanding share of the Capital Stock of Parent shall continue to be issued and outstanding Common Stock, 0.001 par value of the Parent.

(c) Exchange of Shares. Upon the Effective Date of the Split-Off, the Parent shall transfer to Dawkins and Halko the Sub Shares and Dawkins and Halko shall transfer to the Parent the Parent Shares. There shall be no other consideration transferred by any of the parties by virtue of the Split-Off.

     SECTION 2.02.     Exchange of Certificates

(a)     Exchange Procedures.  At the Closing, (i) the
Parent shall deliver the certificate(s) for the Sub Shares to Dawkins and Halko in consideration for the right to receive the certificate(s) for the Parent Shares from Dawkins and Halko and
(ii) Dawkins and Halko shall deliver the certificate(s) for the Parent Shares to the Parent, in consideration for the right to receive the certificate(s) for the Sub Shares from the Parent. Dawkins and Halko shall each deliver fifty (50) Parent Shares to Parent, and Parent shall deliver one hundred (100) Sub Shares to each of Dawkins and Halko. Until surrendered as contemplated by this Section 2.02, each of the certificate(s) representing the Sub Shares shall be deemed at any time after the Effective Time of the Split-Off to represent only the right to receive upon such surrender the certificate(s) representing the Parent Shares and each of the certificate(s) representing the Parent Shares shall be deemed at any time after the Effective Time of the Split-Off to represent only the right to receive upon such surrender the certificate(s) representing the Sub Shares.

     ARTICLE III

     Representations and WarrantiesARTICLE III

SECTION 3.01.     Representations and Warranties of the Parent
(a) Corporate Existence and Power. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and the Parent and the Sub each has all corporate power and authority necessary to enable it to enter into the transactions contemplated hereby.

     (b) Corporate Authorization. The execution, delivery and performance by the Parent and the Sub of this Agreement, and the consummation by the Parent of the Split-Off and other transactions contemplated by this Agreement, are within the corporate power and authority of the Parent and the Sub and have been duly authorized by all necessary corporate action.
This Agreement has been duly and validly authorized, executed and delivered by the Parent and the Sub and constitutes a valid and binding obligation of the Parent and the Sub enforceable against the Parent and the Sub in accordance with its terms, except
(a) that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, (b) that such enforcement may be limited by equitable principles of general application,
(c) that such enforcement may be limited by courts with respect to any "unconscionable" provisions contained herein, and (d) that certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance for contractual provisions involving matters other than payment of money.

(c) Governmental Authorization. The execution, delivery and performance by the Parent and the Sub of this Agreement, and the consummation of the Split-Off and other transactions contemplated by this Agreement by the Parent and to the knowledge of Parent, the Sub, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority ("Governmental Authority"), except for filings, permits, authorizations, consents and approvals as may be required under any other applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, the BCL, the Delaware General Corporation Law, the Pennsylvania Business Corporation Law and the laws of other states in which the Parent or the Sub is qualified to do or is doing business or such ownership and control disclosure forms and approvals as may be required under federal and state healthcare and licensure laws and regulations applicable to the Parent, and as disclosed in
Schedule 3.01(c).

(d)     Non-Contravention.  Except as set forth in
Schedule 3.01(d), the execution, delivery and performance by the Parent and the Sub of this Agreement, and the consummation of the Split-Off and other transactions contemplated by this Agreement by the Parent and the Sub, do not and will not, with or without the giving of notice, the lapse of time or other: (i) contravene or conflict with the certificates of incorporation or by-laws of the Parent or to the knowledge of Parent, the Sub, (ii) assuming compliance with the matters referred to in Section 3.01(c), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Parent or to the knowledge of Parent, the Sub, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Parent or to the knowledge of Parent, the Sub or to a loss of any benefit to which the Parent or to the knowledge of Parent, the Sub is entitled, under any material provision of any material agreement, contract, indenture, any license, franchise, permit or other similar authorization held by the Parent or to the knowledge of Parent, the Sub, or any lease or other instrument binding upon the Parent or the Sub, or (iv) result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of the Parent or to the knowledge of Parent, the Sub.

     (e)     Capitalization; Ownership of Shares.
There are no outstanding obligations of the Parent or the Sub or any of their subsidiaries or affiliates, to sell, deliver or otherwise transfer to any third party the Sub Shares, other than any such obligations that may have been created by Dawkins and Halko. The Sub Shares are owned by the Parent and are free and clear of all liens, encumbrances, security interest, options, rights or claims of others except for the rights of Dawkins and Halko created by this Agreement.

(f) Assets and Liabilities of the Sub. To the knowledge of the Parent, except as set forth on Schedules
1.07(a), (b) and (c), there exist no assets or liabilities of the Sub.

(g) Disclosure. No statement of fact by the Parent contained in this Agreement and no written statement of fact furnished or to be furnished by the Parent to Dawkins or Halko pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

(h) Knowledge of the Parent and the Sub. Neither the Parent nor the Sub has any independent knowledge that any representation or warranty of Dawkins and Halko herein is not true and correct as of the Closing hereunder.

(i) Financial Statements. Assuming that the underlying accounting data furnished to the Parent by the Sub is and was accurate, all financial statements of the Sub prepared by or on behalf of the Parent are, as of June 30, 1997, true, complete and accurate; and all such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis both as to classification of items and amounts (except as may be indicated therein or in the notes thereto); and fairly presents the financial position of the Sub as of June 30, 1997, subject to normal adjustments described therein, which adjustments will not be material in amount or effect.

SECTION 3.02. Representations and Warranties of Dawkins and Halko. Dawkins and Halko hereby represent and warrant to the Parent as follows:

(a) Authorization. This Agreement has been duly authorized, executed and delivered by Dawkins and Halko and constitutes a valid and binding obligation of Dawkins and Halko, enforceable against Dawkins and Halko in accordance with its terms, except (a) that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, (b) that such enforcement may be limited by equitable principles of general application,
(c) that such enforcement may be limited by courts with respect to any "unconscionable" provisions contained herein, and (d) that certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance for contractual provisions involving matters other than payment of money.

     (b)     Governmental Authorization.  The
execution, delivery and performance by Dawkins and Halko of this Agreement, and the consummation of the Split-Off and other transactions contemplated by this Agreement by Dawkins and Halko, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than such ownership and control disclosure forms and approvals as may be required under federal and state healthcare and licensure laws and regulations applicable to Dawkins and Halko as disclosed in Schedule 3.02(b).

(c)     Non-Contravention.  Except as set forth in
Schedule 3.02(c), the execution, delivery and performance by Dawkins and Halko of this Agreement, and the consummation of the Split-Off and other transactions contemplated by this Agreement by Dawkins and Halko, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the matters referred to in Section 3.02(b), (ii) assuming compliance with the matters referred to in Section 3.02(b), contravene or conflict or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Dawkins and Halko, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Dawkins and Halko or to a loss of any benefit to which Dawkins and Halko are entitled, under any material provision of any material agreement, contract, indenture, any license, franchise, permit or other similar authorization held by Dawkins and Halko, or any lease or other instrument binding upon Dawkins and Halko, or (iv) result in the creation or imposition of any Lien on any asset of Dawkins and Halko.

(d) Ownership of Shares. The Parent Shares are owned by Dawkins and Halko and are free and clear of any and all liens, encumbrances, security interests, options or rights or claims of others created by Dawkins and Halko with respect thereto.

(e) Capitalization. There are no outstanding obligations of the Sub or any of its affiliates or subsidiaries to sell, deliver or otherwise transfer to any third party any of the Parent Shares.

(f) Acquisition of Sub Shares. Dawkins and Halko are acquiring the Sub Shares to be transferred hereunder for their own account (and not for the account of others) for investment and not with a view to the distribution thereof. Neither Dawkins nor Halko will sell or otherwise dispose of the Sub Shares without registering such sale or other disposition under the Securities Act of 1933, as amended (the "Securities Act"), and under any applicable state securities law, unless such sale or other disposition is exempt from such registration in which case the sale or other disposition will be made in compliance with such exemption.

     (g)     Disclosure.  No statement of fact by
Dawkins and Halko contained in this Agreement and no written statement of fact furnished or to be furnished by Dawkins and Halko to Parent pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

(h)      Knowledge of Dawkins and Halko.  Neither
Dawkins nor Halko has independent knowledge that any representation or warranty of the Parent and the Sub herein is not true and correct as of the Closing hereunder.

(i) Assets and Liabilities of the Sub. To the knowledge of Halko and Dawkins, except as set forth on Schedules
1.07(a), (b) and (c), there exist no assets or liabilities of the Sub.

     ARTICLE IV

     Covenants Relating to Conduct of BusinessARTICLE IV

SECTION 4.01.     Conduct of Business.

(a) Conduct of Business by the Sub. During the period from the date of this Agreement to the Closing, Sub shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, shall remain in good standing under the laws of the Commonwealth of Pennsylvania and any other states in which it is qualified to do business and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees, preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be, unimpaired at the Closing and the Effective Time of the Split-Off. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, the Sub shall not, and Parent, Halko and Dawkins shall not cause the Sub to:

(i) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to the Sub except purchases of inventory in the ordinary course of business consistent with past practice;

(ii)     incur any material indebtedness, except
for short term borrowings incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, or dividend distributions to, any other person, other than to the Sub;

     (iii)     except in the ordinary course of
business, modify, amend or terminate any material contract or agreement to which the Sub is a party or waive, release or assign any material rights or claims thereunder;

(iv)     take any action that (without giving
effect to any action taken or agreed to be taken by the Parent or any of its affiliates) would prevent the Parent, the Sub, and Dawkins and Halko from accounting for the Split-Off as a "tax-free transaction" under Section 355 of the Code;

(v)     authorize any of, or commit or agree to
take any of, the foregoing actions.

(b) Conduct of Business by the Parent. During the period from the date of this Agreement to the Closing, neither the Parent nor the Sub shall take any action that (without giving effect to any action taken or agreed to be taken by the Sub or any of its affiliates) would prevent the Sub and Dawkins and Halko from accounting for the Split-Off as a "tax-free transaction" under Section 355 of the Code.

(c) Other Actions. Dawkins and Halko, on the one hand, and the Parent and the Sub, on the other hand, shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Split-Off set forth in Article VI not being satisfied.

(d) Advice of Changes. Dawkins and Halko, on the one hand, and the Parent and the Sub, on the other hand, shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party or on the truth of their respective representations and warranties.

     ARTICLE V

     Additional Agreements

     SECTION 5.01.     Best Efforts.  Subject to the terms
and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other, or its counsel, copies of, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

SECTION 5.02.     Access to Information  Upon reasonable
notice and subject to restrictions contained in the confidentiality agreements to which such party may be subject, Dawkins, Halko, the Sub and the Parent shall each, afford to the officers, employees, accountants, counsel and other representa-tives of the others, reasonable access, during normal business hours during the period prior to the Closing Date, to all information concerning the Sub's business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

SECTION 5.03.     Legal Conditions to Split-OffError!
Reference source not found.. Each of the Sub and the Parent will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Split-Off, which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon them in connection with the Split-Off. Each of the Sub and the Parent will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party, required to be obtained or made by the Parent or the Sub in connection with the Split-Off or the taking of any action contemplated thereby or by this Agreement.

SECTION 5.04. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 5.05.     Indemnification.

     (a)     Continuing Indemnifications.  The Sub
shall, and from and after the Effective Time of the Split-Off, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time of the Split-Off, an officer or director of the Sub (the "Indemnified Parties") against
(i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party, which approval shall not be unreasonably withheld, of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Sub, whether pertaining to any matter existing or occurring at or prior to the Effective Time of the Split-Off and whether asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the BCL to indemnify directors and officers, as the case may be.

SECTION 5.06. Public Announcements. Except as required by law, including but not limited to, federal and state securities laws and rules and regulations of the Securities and Exchange Commission (the "Commission"), state securities commissions, the National Association of Securities Dealers, Inc. and NASDAQ, the Parent, on the one hand, and the Sub, Dawkins and Halko, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Split-Off, and shall not issue any such press release or make any such public statement prior to such consultation and the receipt of the prior written consent of the other parties, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national market system. If consent is not received by the party requesting consent within five (5) business days of receipt by the party from whom consent is requested, the party from whom consent was requested shall have been deemed to have consented to the issue of such press release or public statement. Notwithstanding anything to the contrary contained in this
Section 5.06, Halko and Dawkins may discuss the Split-Off Transaction with the owners of the nursing homes set forth on
Schedule 1.07(b).

SECTION 5.07. Mutual. As additional consideration for the benefits being provided hereunder to each party, the Sub, Dawkins and Halko, on one hand, and the Parent, on the other hand, shall contemporaneously with the Effective Time of the Split-Off, execute a mutual release in the form attached hereto as Exhibit A hereto.

SECTION 5.08. Competition Among the Parties. The Parent hereby acknowledges that upon the Effective Date of the Split-Off, the Sub, Dawkins and Halko shall not be subject to any restrictions on competition with the Parent in any field, including the provision of nursing home management and related services, and the Sub, Dawkins and Halko hereby acknowledge that upon the Effective Date of the Split-Off, the Parent also shall not be subject to any such restrictions on competition with the Sub, Dawkins or Halko.

     SECTION 5.09.     Cooperation Among the Parties.
Subject to the consent of the owners of the nursing homes set forth on Schedule 1.07(b) hereto, which such nursing homes are managed by the Sub pursuant to the contracts set forth on Sched-ule 1.07(b) hereto, the Sub shall use its reasonable best efforts to continue to use the Parent as the provider of the Financial Services and Ancillary Services set forth in Schedule 5.09, following the Effective Time of the Split-Off.

SECTION 5.10.     Covenants by the Parent
 From the date of this Agreement until the Closing, the Parent covenants not to purchase, acquire, purchase or acquire any option for, or consider any purchase, acquisition or offer to purchase or acquire, any of the outstanding capital stock of the Sub, all or a substantial amount of the assets of the Sub or the merger or other consolidation of the Sub with any other person.

SECTION 5.11.     Release of the Parent.  At the Effective
Time of the Split-Off, the Sub shall cause the Parent to be released from all of the Parent's guaranty obligations with respect to all operating deficits agreements, guarantees, loans, commitments to provide financial or other assistance with respect to the Sub and with respect to any other obligations of the Sub listed on Schedule 5.11 attached hereto, including, without limitation, any obligations pertaining to any facilities managed by the Parent or any of its affiliates and with respect to which such facilities the management contracts are to be assigned to the Sub or any of its affiliates contemporaneously with the Effective Time of the Split-Off. All such guaranty obligations are listed on Schedule 5.11 hereto. To the extent the Sub, Halko or Dawkins receives any repayment of any loan or advance made by the Parent pursuant to an operating deficits agreement, the party receiving such payment shall promptly deliver that payment to the Parent.

SECTION 5.12. Halko, Dawkins and the Sub and its employees each agree to make themselves reasonably available to Parent and Parent's attorneys or representatives in order to assist as needed with the defense or prosecution of any litigation involving Parent. Halko, Dawkins and the Sub shall provide reasonable assistance to Parent in collecting any amounts that are due to Parent in connection with any financings or transactions referred to in Schedule 5.11 attached hereto.

     ARTICLE VI

     Conditions PrecedentARTICLE VI

SECTION 6.01.     Conditions to Obligations of the Parent.
The obligations of the Parent and the Sub to effect the Split-Off are further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The covenants, representations and warranties of Dawkins and Halko set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such cove-nants, representations and warranties speak as of an earlier date, and the Parent shall have received a certificate signed by Dawkins and Halko to such effect.
     (b)     Performance of Obligations of Dawkins and
Halko. Dawkins, Halko and the Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed by Dawkins and Halko to such effect.

(c) No Litigation. There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding and there shall not be pending by any other person any suit, action or proceeding that has a reasonable likelihood of success, in each case (i) challenging the exchange of the Parent Shares and the Sub Shares by the Parent, on the one hand, and Dawkins and Halko, on the other hand, seeking to restrain or prohibit the consummation of the Split-Off or any of the other transactions contemplated by this Agreement or seeking to obtain from the Parent any damages that are material to the Parent, or
(ii) that otherwise could reasonably be expected to have a material adverse effect on the Parent.

(d) Board Approval. This Agreement shall have been approved by the Boards of Directors of the Parent and the Sub.

(e) Mutual Release. Dawkins, Halko and the Sub shall have executed the Mutual Release in the form attached hereto as Exhibit A.

(f) Consents and Approvals. The Sub shall have obtained all authorizations, declarations, approvals and consents
(all of which shall be in full force and effect) to the Split-Off under any of the Contracts, the failure to obtain which would have a material adverse effect on the continuation of such Contract.

(g) No Adverse Findings. Parent shall not have discovered any information through any investigation or through its review of the information provided in the Schedules attached hereto which in the reasonable opinion of the Parent is material and adverse to an evaluation of the merits of the Split-Off from the perspective of the Parent.

SECTION 6.02.     Conditions to Obligations of Dawkins and
HalkoError! Reference source not found.. The obligations of Dawkins and Halko to effect the Split-Off is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The covenants, representations and warranties of the Parent and the Sub set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations speak as of an earlier date, and Dawkins and Halko shall have received a certificate signed by the chief executive officer and the chief financial officer of the Parent to such effect.

     (b) Performance of Obligations of the Parent and the Sub. The Parent and the Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Dawkins and Halko shall have received a certificate signed by the chief executive officer and the chief financial officer of the Parent to the effect that the Parent has performed all of its obligations under this Agreement.

(c) Certificates. The Parent shall have delivered to Dawkins and Halko certified copies of resolutions duly adopted by the Parent's and the Sub's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Dawkins and Halko and their counsel shall reasonably request.

(d) No Litigation. There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding and there shall not be pending by any other person any suit, action or proceeding that has a reasonable likelihood of success, in each case (i) challenging the exchange of the Parent Shares and the Sub Shares by the Parent, on the one hand, and Dawkins and Halko, on the other hand, seeking to restrain or prohibit the consummation of the Split-Off or any of the other transactions contemplated by this Agreement or seeking to obtain from Dawkins, Halko or the Sub any damages that are material to Dawkins, Halko or the Sub, or (ii) that otherwise could reasonably be expected to have a material adverse effect on the Sub, Dawkins or Halko.

(e) Consents and Approvals. The Sub shall have obtained all authorizations, declarations, approvals and consents
(all of which shall be in full force and effect) to the Split-Off under any of the Contracts, the failure to obtain which would have a material adverse effect on the continuation of such Contract.

 (f) No Adverse Findings. Dawkins and Halko shall not have discovered any information through their investigation contemplated herein or through their review of the information provided in the Schedules attached hereto which in the reasonable opinion of Dawkins and Halko is material and adverse to an evaluation of the merits of the Split-Off from the perspective of Dawkins and Halko.

(g) No Material Adverse Change. There shall not have occurred a material adverse change in the business of the Sub subsequent to the date of this Agreement and prior to the Closing.

(h) Mutual Release. The Parent shall have executed the Mutual Release in the form attached hereto as Exhibit A.

     SECTION 6.03.     Frustration of Closing Conditions.
None of the Sub, the Parent, Dawkins and Halko may rely on the failure of any condition set forth in Section 6.01 or 6.02, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to consummate the Split-Off and the other transactions contemplated by this Agreement, as required by Section 5.01.

     ARTICLE VII

     Indemnification

SECTION 7.01.     Indemnification by Dawkins and Halko.

(a) If the transactions contemplated herein shall be consummated, and if timely notice of a claim for indemnification is furnished pursuant to Section 7.04 hereof, Dawkins and Halko shall, in their individual capacities only, indemnify, hold harmless the Parent, its successors and assigns and all directors, officers, employees and representatives of each of the foregoing, other than themselves and promptly defend such persons from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) which such persons may at any time suffer or incur, or become subject to (the "Parent Losses"), as a result of or in connection with:

     (i)     any breach or inaccuracy of any of
the representations and warranties made by Dawkins or Halko in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Dawkins and Halko at the Effective Time of the Split-Off in accordance with the provisions of any Section hereof;

     (ii)     any failure by Dawkins or Halko or
the Sub to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations to the Parent under this Agreement or under any of the documents and materials delivered by Dawkins or Halko pursuant to this Agreement; or

     (iii)     any suit, action or other
proceeding brought by any Governmental Authority or third person arising out of, or in any way related to, any of the matters referred to in this Section 7.01.

(b)     The Parent shall not be entitled to
indemnification hereunder for any Parent Losses suffered by it as a result of any of the occurrences set forth in Section 7.01(a) hereof unless the aggregate amount of such Parent Losses suffered by the Parent exceeds $10,000 and then Dawkins and Halko, jointly and not severally, shall be responsible only for the amount of such Parent Losses that exceeds $10,000.

     (c)     The Parent shall not be entitled to be
indemnified hereunder for any Parent Losses suffered by the Parent as a result of any of the breaches set forth in Section
7.01(a)(i) hereof of which the Parent had knowledge prior to the Closing.

SECTION 7.02.     Indemnification by the Parent.

(a) If the transactions contemplated herein shall close, the Parent shall indemnify and hold harmless Dawkins and Halko from and against, and reimburse them for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expense) which they may at any time suffer or incur, or become subject to (the "Dawkins and Halko Losses"), as a result of or in connection with:

     (i)     any breach or inaccuracy of any
representations and warranties made by the Parent or the Sub in or pursuant to this Agreement, or in any certificate or affidavit delivered by the Parent or the Sub at the Effective Time of the Split-Off in accordance with the provisions of any Section hereof;

     (ii)     any failure by the Parent to carry
out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by the Parent or the Sub pursuant to this Agreement; or

     (iii)     any suit, action or other
proceeding brought by any Governmental Authority or third person arising out of, or in any way related to, any of the matters referred to in this Section 7.02.

(b) Dawkins and Halko shall not be entitled to indemnification hereunder for any Dawkins and Halko Losses suffered by them as a result of any of the occurrences set forth in Section 7.02(a) hereof unless the aggregate amount of such Dawkins and Halko Losses suffered by Dawkins and Halko exceeds $10,000 and then the Parent shall be responsible only for the amount of such Dawkins and Halko Losses that exceeds $10,000.

(c) Dawkins and Halko shall not be entitled to be indemnified hereunder for any Dawkins and Halko Losses suffered by them as a result of any of the breaches set forth in Section
7.02(a)(i) hereof of which Dawkins and Halko had knowledge prior to the Closing.

SECTION 7.03.     Notification of Claims.

     (a)     A party entitled to be indemnified
pursuant to this Article VII (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article VII within thirty (30) days after the receipt of written notice thereof from the Indemnified Party.

(b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to this
Section 7.03, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under this Article VII, the Indemnifying Party may elect to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall cooperate in the defense of any such claim or demand. The Indemnifying Party shall notify the Indemnified Party in writing, within fifteen (15) days after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under this Section 7.03 of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand. In the event that the Indemnifying Party shall elect not to defend, the Indemnified Party may, but shall not be obligated to, assume the defense of such claim at the cost and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

Anything in this Section 7.03 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense and without indemnification from the Indemnifying Party, to defend, compromise or settle such claim, and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any claim or consent to entry of any judgment which does not include an unconditional term thereof giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect to such claim.

(c)     No notice of claim as provided under this
Section 7.03 addressed to the party against which indemnification is claimed shall be valid if received by such party after December 31, 1998, except for a claim under Section 7.01(a)(iii) or Section 7.02(a)(iii), or any claim for breach of the covenant set forth in Section 5.11, which may be made at any time until any applicable guarantee, operating deficits or other obligation or agreement is terminated.

          ARTICLE VIII

     Termination, Amendment and Waiver ARTICLE VIII

SECTION 8.01. TerminationSECTION 8.01. This Agreement may be terminated at any time prior to the Closing of the Split-
Off:

(a) by mutual written consent of the Parent, the Sub, Dawkins and Halko; or

(b) by either the Parent and the Sub on the one hand, or Dawkins and Halko on the other hand:

(i)     if the Split-Off shall not have been
consummated on or before August 20, 1997, unless (i) the failure to consummate the Split-Off is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 30 calendar days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Split-Off or (ii) the parties hereto are in good faith pursuing the consummation of the Split-Off, in which event the termination date under this Subsection 8.01(b)(i) shall be extended for ten (10) days;

(ii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Split-Off and such order, decree, ruling or other action shall have become final and nonappealable;

(iii)     in the event of a breach by the other
party of any representation, warranty, covenant or other agreement contained in this Agreement that (A) would give rise to the failure of a condition set forth in Section 6.01(a) or (b) or
Section 6.02(a) or (b), as applicable, and (B) cannot be or has not been cured within 5 days after the giving of written notice to the breaching party of such breach (a "Breach") (provided that the terminating party is not then in Breach of any representa-tion, warranty, covenant or other agreement contained in this Agreement).

SECTION 8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent and the Sub on the one hand, or Dawkins and Halko on the other hand, other than the provisions of Article I, Section 5.04, Article VII,
Section 8.02 and Article IX, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03.     Amendment.  This Agreement may not be
amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 8.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     ARTICLE IX

     General ProvisionsARTICLE IX

SECTION 9.01.     Nonsurvival of Representations and
Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, but shall expire on December 31, 1998, unless a claim for indemnification is made pursuant thereto on or before such date.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)     if to the Parent or the Sub, to

Iatros Health Network, Inc.
12 Piedmont Center
3495 Piedmont Road, N.E.
Suite 402
Atlanta, GA  30305
Telecopier:  (404) 262-7627
Attention:  Reginald D. Strickland


     with a copy to:

Harkleroad & Hermance, P.C.
2500 Cain Tower
Peachtree Center
229 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopier:  (404) 659-0860
Attention:  Donald R. Harkleroad, Esquire

(b)     if to Dawkins and Halko, to

Andrea G. Dawkins
Ronald A. Halko
510 North Latches Lane
Merion, PA  19066
Telecopier:  (610) 617-9959

with a copy to:

Duane, Morris & Heckscher LLP
One Liberty Place
Philadelphia, PA 19103-7396
Telecopier:  (215) 979-1020
Attention:  Donald R. Auten, Esquire

     SECTION 9.03.     Interpretation.  When a reference is
made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

SECTION 9.04.     Counterparts.  This Agreement may be
executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 9.05.     Entire Agreement; No Third Party
Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.05 and Section 5.06 and Article VII, are not intended to confer upon any person other than the parties any rights or remedies.

SECTION 9.06.     Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the internal laws of the State of Georgia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 9.07. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors, assigns, personal representatives, administrators, executors and heirs.

SECTION 9.08. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or Commonwealth of Pennsylvania or any Georgia or Pennsylvania state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Pennsylvania or State of Georgia or any Pennsylvania or Georgia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Commonwealth of Pennsylvania or the State of Georgia or any Pennsylvania or Georgia state court.

SECTION 9.09.     Further Assurances.  From time to time
after the Effective Time of the Split-Off, upon the reasonable request of a party, the other parties shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as may reasonably request in order to more effectively perfect the Split-Off.

SECTION 9.10. Time of Essence. Time is of the essence of this Agreement.

SECTION 9.11.     Reporting for Tax Purposes.  All of the
parties agree to treat the Split-Off as a tax-free transaction within the meaning of Section 355 of the Code for federal income tax purposes and to report the Split-Off and prepare and file all federal income tax returns and financial statements in a manner which is consistent with such treatment.

SECTION 9.12.     Completion of Schedules.  The following
schedules have not been completed as of the date of execution by the parties of this Agreement; however, such schedules shall be completed and mutually agreed to by the parties in good faith on or before August 31, 1997:

Schedule 1.07(a)     -     Statement of Assets
Schedule 1.07(c)     -     Statement of Liabilities
Schedule 5.09     -     Financial Services and
Ancillary Services
Schedule 5.11     -     Parent Guaranty Obligations

Any dispute among the parties regarding the content of the foregoing schedules that prevents the parties reaching mutual agreement shall be submitted by the parties to binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration proceeding shall be held in Charlotte, North Carolina.


     IN WITNESS WHEREOF, the Parent, the Sub, Dawkins and
Halko have signed this Agreement or have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:          IATROS HEALTH NETWORK, INC.


By:

Title:               Title



Attest:          IHN/NEW HEALTH MANAGEMENT
SYSTEMS, INC.


By:

Title:               Title:


Witness:

_____________________________________
ANDREA G. DAWKINS,
individually

Witness:


RONALD A. HALKO, individually



PH1\325360.1
     EXHIBIT A

Mutual Release Agreement


32
PH1\325360.10